UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 4, 2004

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7190	65-0854631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1259 Northwest 21st Street, Pompano Beach, Florida 33069

(Address of Principal Executive Office) (Zip Code)

(954) 917-7665

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On November 4, 2004, Imperial Industries, Inc. (the “Company”) issued a Press Release announcing that it will seek stockholder approval to implement a reverse stock split, to be effected at one of two possible ratios: either (a) one for four ratio; or (b) a one for five ratio, at a special stockholders meeting scheduled for December 21, 2004. If approved, the Board of Directors would have the authority to determine the actual ratio of the reverse split and when such split should be implemented, if the proposal is approved by the stockholders. The Company currently has 9,342,934 common shares outstanding.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit	Description

99.1	Press Release issued by Imperial Industries, Inc dated November 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imperial Industries, Inc.

Dated: November 4, 2004	By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Principal Executive Officer/ Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release issued by Imperial Industries, Inc dated November 11, 2004